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                                                                   EXHIBIT 10.18



                           INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of the 5th day of December, 1995, is made and entered into by and among Western Resources, Inc., a Kansas corporation ("Western") and Hanover Compressor Company, a Delaware corporation ("Parent") and Hanover Acquisition Corp. ("Sub").

         WHEREAS, Astra Resources, Inc., and Astra Resources Compression, Inc. (the "Company"), Parent and Sub have entered into an Agreement and Plan of Merger dated as of October 13, 1995 (the "Merger Agreement"), providing for the merger of Sub into the Company.

         WHEREAS, Astra, is a wholly-owned subsidiary of Western.

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         All capitalized terms not specifically defined herein shall have the meanings set forth in the Merger Agreement.

                                   ARTICLE II
                                INDEMNIFICATION

         SECTION 2.1 Tax Liability Indemnification Western hereby agrees to assume all consolidated return liabilities, and Western hereby further agrees to indemnify Parent, Sub and the Surviving Corporation and their respective officers, directors, shareholders and representatives against any liability for Taxes which may be imposed as a result of the Company or any Company Subsidiary being a member of a consolidated group, as defined in Regulation Section 1.1502-1(b) and 1.1502-1(h) respectively for any period prior to the Effective Time under Regulation Section 1.1502-6. Such indemnification obligation shall survive until expiration of the applicable statute of limitations.

         SECTION 2.2         ERISA and COBRA Liability Indemnification.
Western hereby agrees to indemnify Parent, Sub and the Surviving Corporation and their respective officers, directors, shareholders and representatives against any liability which may be imposed (i) under ERISA and/or the Code as a result of the Company or any
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Company Subsidiary being treated prior to the Effective Time as a single employer under Sections 414(b), (c), (m) or (o) of the Code with any other Person, and (ii) under Section 4980B of the Code and/or ERISA for failure to provide COBRA to any COBRA Beneficiary as set forth in Section 6.01(c) of the Merger Agreement. Such indemnification obligation shall survive until expiration of the applicable statute of limitations.


         SECTION 2.3      Procedure for Claims.

         (a) Notice of Claim. Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefor (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims; provided, however, that the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. The Notice of Claim shall set forth, to the extent known to the particular Indemnified Party, the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying party such information (in reasonable detail) as the Indemnified party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim demand, invoice, billing or other document evidencing or asserting the same).

         (b)     Third-Party Claims.

                 (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third-Party Claim"),the Indemnifying Party shall have 15 days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

                 (ii) If the Indemnifying Party elects to defend a Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its



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possession which are reasonably required in the defense of the Third Party
Claim and the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

                 (iii) In no event may the Indemnifying Party settle or compromise any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

                 (iv) If the Indemnifying Party elects to defend a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (C) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party shall not have retained different counsel reasonably satisfactory to the Indemnified Party; or (D) the Indemnifying Party shall authorize the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

                 (v) If the Indemnifying Party does not elect to defend a Third Party Claim, or does not continue to defend a Third Party Claim, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

                 (vi) To the extent that an Indemnified Party recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.





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                 (c)      Cooperation in Defense.  The Indemnified Party shall
cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) the Indemnified Party's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.


                                  ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.1):

                 (a)      if to Parent:

                          Hanover Compressor Company
                          12001 North Houston Rosslyn
                          Houston, Texas  77086
                          Telecopy:  (713) 447-0821
                          Attention: Michael McGhan, President

                          with a copy to:

                          Neal Gerber & Eisenberg
                          Two North LaSalle Street
                          Chicago, Illinois  60602
                          Telecopy:  (312) 269-1747
                          Attention: Richard S. Meller, Esq.

                 (b)      if to Sub:

                          Hanover Acquisition Corp.
                          12001 North Houston Rosslyn
                          Houston, Texas  77086
                          Telecopy:  (713) 447-0821
                          Attention: Michael McGhan, President





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                          with a copy to:

                          Neal Gerber & Eisenberg
                          Two North LaSalle Street
                          Chicago, Illinois  60602
                          Telecopy:  (312) 269-1747
                          Attention: Richard S. Meller, Esq.

                 (c)      if to Western:

                          Western Resources, Inc.
                          818 Kansas Avenue
                          Topeka, KS  66612
                          Telecopy:  (913) 575-6322
                          Attention: Mark Ruell, Vice President

                          with a copy to:

                          John K. Rosenberg, General Counsel
                          818 Kansas Avenue
                          Topeka, KS  66612
                          Telecopy:  (913) 575-8136


         SECTION 3.3 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 3.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 3.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between Western on the one hand, and Parent and/or Sub, on the other hand, with respect to the subject matter hereof.





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         SECTION 3.6      Amendment.  This Agreement may not be amended or
modified except by an instrument in writing signed by, or on behalf of Western and Parent.

         SECTION 3.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, applicable to contracts executed in and to be performed entirely within that state. All action and proceedings arising out of or relating to this Agreement shall be heard and determined in any Texas state or federal court sitting in the city of Houston, Texas.

         SECTION 3.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        WESTERN RESOURCES, INC.


Attest:                                 By:
       ------------------------            -----------------------------
       Name:                               Name:
       Title:                              Title:


                                        HANOVER COMPRESSOR COMPANY


Attest:                                 By:
       ------------------------            -----------------------------
       Name:                               Name:
       Title:                              Title:


                                        HANOVER ACQUISITION CORP.


Attest:                                 By:
       ------------------------            -----------------------------
       Name:                               Name:
       Title:                              Title:





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